 Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
of
DUNE ENERGY, INC.
at
$0.30 NET PER SHARE
for purchase by
Eos Merger Sub, Inc.
a directly wholly owned subsidiary of
Eos Petro, Inc.

Pursuant to the Offer to Purchase dated October 9, 2014

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
ON NOVEMBER 6, 2014, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

If delivering by mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by stockholders of Dune Energy, Inc. a Delaware corporation (“Dune”), desiring to tender shares of common stock, par value $0.001 per share, of Dune pursuant to the Offer (as defined below) if (a) certificates representing shares of Dune common stock are not immediately available, (b) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis or (c) delivery of the certificates representing shares of Dune common stock and all other required documents cannot be delivered to American Stock Transfer & Trust Company (the “Depositary”) prior to the expiration date (as defined in the Offer to Purchase, dated October 9, 2014 (“the “Offer to Purchase”)).  To tender shares of Dune common stock, this Notice of Guaranteed Delivery must be delivered to the Depositary at one of its addresses set forth above and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein.  See Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES OF DUNE COMMON STOCK TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to Eos Merger Sub, Inc., a Delaware corporation and a directly wholly owned subsidiary of Eos Petro, Inc., a Nevada corporation, upon the terms and subject to the conditions set forth in Offer to Purchase and the related Letter of Transmittal, dated October 9, 2014 (which together, as amended, supplemented or modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Dune Energy, Inc. common stock set forth below, pursuant to the guaranteed delivery procedure set forth in Section 3—”Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Number of Shares:

Certificate Numbers (If Available):

Name of Tendering Institution:

Name(s) of Record Holders:

Taxpayer Identification or Social Security Number:

☐ Check this box if shares will be delivered by book-entry transfer:

Account Number:

Address(es):

Area Code and Telephone Number(s):

Dated:

Signature(s) of Holder(s):

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of shares of Dune Energy, Inc. (“Dune”) common stock effected hereby complies with Rule 14e-4 under the Exchange Act, and (ii) guarantees to deliver to the Depositary the certificates representing shares of Dune common stock tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to all shares of Dune common stock tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of book-entry delivery, and any other documents required by the Letter of Transmittal within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message in the case of book-entry delivery, and certificates for shares of Dune common stock, or a book-entry confirmation, to the Depositary within the time period shown herein.  Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
(Authorized Signature)
Address:		Name:
(Please Print)
Title:
(Zip Code)
Area Code and Tel. No.:		Date:

DO NOT SEND CERTIFICATES WITH THIS NOTICE.
CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.